DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0139932006-7
Document Number: 20060120308-92

Date Filed: 2/27/2006 3:57:46 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: VISION DYNAMICS INC.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

NEVADA CORPORATE SERVICES, INC.
Name
8883 W. Flamingo Rd., Suite 102, Las Vegas, NEVADA 89147
Street Address / City / Zip Code

Optional Mailing Address / City / State / Zip Code

3. Shares: (number of shares corporation authorized to issue)

(see attached for more details regarding shares)
Number of shares with par value: 1,000,000,000 Par value: $0.001 Number of shares without par value: N/A

4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)

1. JACK UPTON
Name
21034 RIVERVIEW DRIVE, HOPE, BRITISH COLUMBIA V0X1L1
Street Address / City / State / Zip Code

2. JOE OVERKASH
Name
N20 BROOKSTOWN, SUITE #30, WINSTON-SALEM, NORTH CAROLINA 27101
Street Address / City / State / Zip Code

3. JAY WILLIAM RITTINGER
Name
#2 - 2743 KLO ROAD, KELOWNA, BRITISH COLUMBIA V1W4S1
Street Address / City / State / Zip Code

5. Purpose: (optional-see instructions)

The purpose of this Corporation shall be:
Any and all legal business activity

6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)

JACK UPTON
Name
21034 RIVERVIEW DRIVE, HOPE, BRITISH COLUMBIA V0X1L1
Address / Signature / City / State / Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

Authorized Signature of R.A. or On Behalf of R.A. Company   Date: 2-21-06

This form must be accompanied by appropriate fees.

Schedule to Articles of Incorporation

Shares

The classes and maximum number of shares that Vision Dynamics Inc. (the "Corporation") is authorized to issue is 999,000,000 Class "A" common shares and 1,000,000 Class "C" preferred shares.

The rights, privileges, restrictions and conditions for Class "A" common shares and Class "C" preferred shares are as follows:

A) The holders of the Class "A" common shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote thereat for each Class "A" common share then held by them respectively.

B) The Class "C" preferred shares may at any time, or from time to time, be issued in one or more series, each series to consist of such number of shares as may, before their issuance, be determined by resolution of the directors of the Corporation.

The directors of the Corporation may, by ordinary resolution, fix from time to time before their issuance the designation, rights, privileges, restrictions and conditions attaching to the Class "C" preferred shares of each series including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment of dividends, the redemption or purchase prices and terms and conditions of redemption or purchase, any voting rights, any conversion rights and any other provisions.

The Class "C" preferred shares of each series will rank, with respect to both dividends and return of capital, in priority to all other shares of the Corporation. The Class "C" preferred shares of any series may also be given such other preference over the common shares, and over any other shares of the Corporation ranking junior to the preferred shares, as may be fixed by the directors, provided that no rights, privileges, restrictions or conditions attached to a series of shares will confer on a series a priority in respect of dividends or return of capital over any other series of shares of the same class that are then outstanding.